Exhibit 5.1

May 24, 2019

SMTC Corporation

7050 Woodbine Ave., Suite 300

Markham, Ontario, Canada L3R 4G8

Ladies and Gentlemen:

We have acted as counsel to SMTC Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a prospectus supplement dated May 24, 2019 (the “Prospectus Supplement”) to the Company’s registration statement on Form S-3 (No. 333-230377) (the “Registration Statement”), including the prospectus dated April 9, 2019 contained therein (together with the Prospectus Supplement, the “Prospectus”), relating to the issuance and sale of 1,732,483 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to a Common Stock Purchase Agreement, dated May 23, 2019, between the Company and the investors signatory thereto (the “Purchase Agreement”).

In our capacity as counsel to the Company, we have examined the Registration Statement, the Prospectus, the Purchse Agreement, and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following without investigation: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based upon the foregoing, it is our opinion that when the Shares have been issued and delivered in accordance with the terms of the Purchase Agreement, the Registration Statement and the Prospectus against the receipt of requisite consideration provided in the Purchase Agreement, and have been registered by the Company’s registrar, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated May 24, 2019, incorporated by reference into the Registration Statement, and to the reference to our firm in the Prospectus relating thereto under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related rules.

Very truly yours,

/s/ Perkins Coie LLP

PERKINS COIE LLP